UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SERITAGE GROWTH PROPERTIES

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

500 Fifth Avenue
Suite 1530
New York, NY 10110
(212) 355-7800

April 30, 2025

Dear Shareholder:

The trustees and officers of Seritage Growth Properties (“Seritage,” the “Company,” “our company,” “we,” “our” or “us”) are pleased to invite you to attend the 2025 annual meeting (the “Annual Meeting”) of the Company’s shareholders on June 10, 2025 at 10:00 a.m. (Eastern Time). This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the virtual Annual Meeting by visiting meetnow.global/MWYH2DM. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers - How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. After reading the Proxy Statement, please submit your proxy through the Internet, by touch-tone telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. We must receive properly authorized proxies submitted via mail by June 9, 2025 to ensure they will be counted at the Annual Meeting. We encourage you to authorize a proxy to vote your shares via telephone or the Internet and to choose to view future mailings electronically rather than receiving them on paper. You may vote electronically via telephone or the Internet up to the time the polls close at the virtual meeting. Please review the instructions on each of your voting options described in this Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail.

Whether or not you plan to attend the virtual meeting, please read the Proxy Statement and vote your shares.

Sincerely,

Adam Metz
Chairman and Interim Chief Executive Officer and President

Seritage Growth Properties
500 Fifth Avenue
Suite 1530
New York, NY 10110

SERITAGE GROWTH PROPERTIES

500 Fifth Avenue

Suite 1530

New York, NY 10110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 10, 2025

10:00 a.m. Eastern Time

We invite you to attend the 2025 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:

1. The election of John T. McClain, Adam Metz, Talya Nevo-Hacohen, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann as trustees, each to serve until the 2026 annual meeting of shareholders and until his or her successor is duly elected and qualifies;

2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025;

3. An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers, as described in the proxy statement; and

4. Any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 25, 2025 (the “Record Date”). Only shareholders of record on the Record Date are entitled to notice of, and to vote at, the meeting. For more information, please read the accompanying Proxy Statement.

The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting by remote communication and vote and submit questions during the Annual Meeting by visiting meetnow.global/MWYH2DM. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers - How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

It is important that your shares are represented at the meeting. Shareholders of record as of the Record Date may vote their shares online at the Annual Meeting, or authorize a proxy (1) by telephone, (2) through the Internet or (3) if you requested to receive printed proxy materials, by executing and submitting your enclosed proxy card at any time prior to the Annual Meeting. If you do not attend the Annual Meeting but your vote is submitted by telephone or Internet before 10:00 A.M., Eastern Time, on June 10, 2025, your vote will be cast as if you were personally present at the Annual Meeting. If you are a shareholder of record as of the Record Date or hold a legal proxy from a shareholder of record and attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

Sincerely,
Matthew Fernand
Chief Legal Officer and Corporate Secretary

April 30, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2025.

The Company’s Proxy Statement for the Annual Meeting and the 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at https://www.edocumentview.com/SRG.

QUESTIONS AND ANSWERS

What is included in these proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2025 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust that is taxed as a C corporation (“Seritage,” “the Company,” “our company,” “we,” “our,” or “us”), include the Notice of Annual Meeting, this Proxy Statement, our 2024 Annual Report on Form 10-K and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, has delivered printed versions of these materials to you by mail, because you were a shareholder of record at the close of business on April 25, 2025 (the “Record Date”).

A “proxy statement” is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word “proxy” has two meanings. A “proxy” is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares and is sometimes called a “proxy card.” That other designated person is called a “proxy” and is sometimes referred to as a “proxy holder.”

We have designated three of our officers as proxies for the Annual Meeting. When you authorize a proxy by using the Internet, by telephone or by signing and returning the proxy card, you appoint each of Adam Metz, John Garilli and Matthew Fernand as your proxy at the Annual Meeting (the “proxies”), with full power of substitution by any of them. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by using the Internet, by telephone or, if you received your proxy card by mail, by signing and returning your proxy card. If you authorize a proxy by using the Internet or by telephone, you do not need to return your proxy card.

The form of proxy and this Proxy Statement have been approved by our Board of Trustees (“Board” or “Board of Trustees”) and are being provided to shareholders by its authority. These materials were first made available or sent to you on April 30, 2025. Any reference in this Proxy Statement to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to our shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will be able to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of its annual meetings and reduce the cost to the Company of physically printing and mailing materials.

What am I voting on at the Annual Meeting?

At the Annual Meeting, our shareholders are asked to consider and vote upon:

●	The election of John T. McClain, Adam Metz, Talya Nevo-Hacohen, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann as trustees, each to serve until the 2026 annual meeting of shareholders and until his or her successor is duly elected and qualifies;
●	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025;
●	an advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers; and
●	any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How does the Board recommend I vote?

The Board recommends that you vote as follows:

●	FOR the election of each of the Board’s nominees for trustees;
●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025; and
●	FOR, the advisory, non-binding resolution to approve the executive compensation program for our named executive officers.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

●	FOR the election of each of the Board’s nominees for trustees;
●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025; and
●	FOR, the advisory, non-binding resolution to approve the executive compensation program for our named executive officers.

The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who is entitled to vote?

Only holders of our class A common shares of beneficial interest, $0.01 par value per share (“Class A Shares”), and class B common shares of beneficial interest, $0.01 par value per share (“Class B Shares”), on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The holder of each Class A Share and each Class B Share outstanding is entitled to one vote per share. There were 56,324,607 Class A Shares and no Class B Shares outstanding on the Record Date.

How do I cast my vote?

If you hold your shares directly in your own name, you are a “registered shareholder” (sometime referred to as a “record shareholder”) and may vote in person at the Annual Meeting or you may complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

How do I authorize a proxy to vote my shares by telephone or through the Internet?

If you are a registered shareholder, you may authorize a proxy to vote your shares by telephone or through the Internet by following the instructions in the Notice or proxy card if you requested to receive paper proxy materials. If you are a street-name shareholder, your broker or other nominee has provided you a voting instruction form and other information for you to use in directing your broker or nominee how to vote your shares.

Who will count the vote?

A representative of Computershare Trust Company, N.A., an independent tabulator, will count the vote and act as the inspector of election.

May I change my vote after I have voted?

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered shareholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary. The last proxy received prior to the Annual Meeting will be the one that will be counted. If you are a registered shareholder, you may also change your vote by voting at the virtual Annual Meeting. Virtual attendance at the Annual Meeting will not, by itself, change a prior vote. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

May I revoke a proxy?

Yes, a registered shareholder may revoke a properly executed proxy at any time before it is exercised at the Annual Meeting by (i) submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question or (ii) attending the Annual Meeting in person and revoking your proxy. Street-name shareholders wishing to revoke their proxies after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

What does it mean if I receive more than one Notice, proxy or voting instruction form?

It means your shares are registered in more than one account. For all copies of proxy materials, please provide voting instructions for all Notices, proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 150 Royall Street, Canton, MA 02021 (1-866-455-9772). Street-name shareholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

What constitutes a quorum?

The holders of a majority of the outstanding shares entitled to vote, in person or represented by proxy at the Annual Meeting, constitute a quorum. A quorum is necessary to transact business at the Annual Meeting.

What is the required vote to elect trustees?

Item 1: The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) as to a nominee at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualifies. Cumulative voting is not permitted.

What is the required vote to approve each of the other proposals?

Item 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

Item 3: Approval of the advisory vote on the Company’s executive compensation program for our named executive officers requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

What is the effect of an abstention?

Abstentions occur when a shareholder is present in person or by proxy at the Annual Meeting, but abstains from voting. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are not votes cast and will have no effect on the election of trustees, on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm or on the advisory vote on the Company’s executive compensation.

How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name, but do not provide your broker with voting instructions on a matter on which the broker is not permitted to vote without instructions from the beneficial owner, your shares represent “broker non-votes.” Under the rules of the New York Stock Exchange, brokers are not entitled to vote on (i) the election of trustees (Item 1) or (ii) the advisory vote on the Company’s executive compensation (Item 3) unless they receive voting instructions from the beneficial owner. Your broker is entitled to vote your shares even if no instructions are received from you on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2). Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Because broker non-votes are not considered votes cast on a proposal, broker non-votes, if any, will not affect the outcome of the election of trustees (Item 1) or the advisory vote on the Company’s executive compensation (Item 3).

Why are you holding a virtual Annual Meeting?

We believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our shareholders and the Company.

The Annual Meeting will convene at 10:00 a.m. Eastern Time on June 10, 2025. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the virtual check-in process. Please follow the registration instructions as outlined in this proxy statement.

How do I attend and vote shares at the Annual Meeting?

Any shareholder of record as of the Record Date or their duly authorized proxies may attend the Annual Meeting virtually. If you are a registered shareholder, you do not need to register to attend the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting meetnow.global/MWYH2DM. You also will be able to vote your shares electronically as part of the Annual Meeting webcast. Please follow the instructions on the notice or proxy card that you received.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the virtual Annual Meeting by remote communication via webcast, you must submit a legal proxy from your broker or nominee as proof of your power to authorize your vote. Obtaining a legal proxy from your broker or nominee may take several days. Requests for registration must be labeled as “Legal Proxy” and be should be received by Computershare via email or by mail using the instructions below by no later than 5:00 PM, Eastern Time on June 5, 2025 to ensure ample time to provide your confirmation of registration to be admitted to the meeting.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

Computershare

Seritage Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

The Annual Meeting will convene at 10:00 a.m. Eastern Time on June 10, 2025. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the virtual check-in process. Please follow the registration instructions as outlined in this proxy statement.

May I access future annual meeting materials through the Internet?

Yes. Registered shareholders may sign up for electronic delivery at any time by registering their account online at www.computershare.com and updating their account profile. If you authorize a proxy through the Internet, you may also sign up for electronic delivery. Just follow the instructions that appear after clicking on the “Vote” icon at www.envisionreports.com/SRG during the voting process. You will receive an e-mail next year containing our 2025 Annual Report on Form 10-K and the Proxy Statement for our 2026 annual meeting. Street-name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our Company incurs in connection with the solicitation of proxies.

How are proxies solicited and what is the cost?

Seritage will bear the cost of soliciting proxies by or on behalf of our Board. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our trustees, officers and employees, none of whom will receive additional compensation for these services. We have engaged Innisfree M&A Incorporated (“Innisfree”) to distribute and solicit proxies on our behalf and will pay Innisfree a fee of $20,000 plus reimbursement of reasonable out-of-pocket expenses, for these services.

What is “householding”?

Seritage has adopted a procedure called “householding,” which has been approved by the SEC and authorized under Maryland law. Under this procedure, shareholders of record who have the same address and last name will receive a single copy of the Notice and, if applicable, the proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you wish to receive separate copies of Notices and, if applicable, proxy materials, please call the Company at (212) 355-7800 or write to: Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. The Company will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of Notices and, if applicable, proxy materials who wish to receive only one copy of these materials per household in the future may contact the Corporate Secretary of the Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate Notices and, if applicable, proxy materials, you may revoke your consent by writing to Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. You may also revoke your consent by contacting the Company at (212) 355-7800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and our Code of Business Conduct and Ethics, are available on our website at www.seritage.com on our Investor Relations page under the heading “Governance Documents.” (We are not including the information contained on, or available through, our website as a part of, or incorporating such information by reference into, this proxy statement.)

Among other things, the Corporate Governance Guidelines provide that:

●	A majority of the members of the Board must be independent trustees;
●	Independent trustees are to meet regularly, at least twice a year, in executive session without management present;
●	The Board and each of its committees have the power to engage, at the Company’s expense, independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance;
●	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively;
●	The Board is committed to a policy of inclusiveness and is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills; and
●	The Nominating and Corporate Governance Committee along with the Board will review a trustee’s availability to fulfill his or her responsibilities as a trustee if he or she serves on more than three other public company boards.
●	Trustees and executive officers are prohibited from entering into any hedging or pledging transactions involving Company securities. Specifically, the Company’s insider trading policy prohibits all trustees and executive officers from engaging (at any time) in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities (but excluding transactions pursuant to awards granted under a Company equity-incentive plan, such as the exercise of stock options and purchase of the underlying shares). In addition, pursuant to the Company’s insider trading policy all trustees and executive officers are prohibited from pledging Company securities as collateral for loans.

Environmental, Social and Governance Practices

We have been committed to environmental, social responsibility and governance practices that serve our shareholders, our team and our communities.

●	Environmental. In past years, we undertook a number of green initiatives to mitigate our environmental risks, including replacing or redeveloping aging structures with more energy efficient buildings, and implementing improved insulation, cool roofs, LED lighting, smart irrigation systems and landscape design, remote electricity monitoring and charging stations for electric vehicles.
●	Social. As part of our completed or commenced development projects, we made significant capital investments in past years to repurpose and modernize buildings and land, enhancing the local communities in which we serve and contributing to job creation. We are dedicated to maintaining a corporate workforce built on a culture of respect, safety, professionalism and integrity.
●	Governance. We are focused on maintaining high governance standards. We have approximately 20 full-time employees and dedicated contractors, of which about half are female. In addition, our six member Board of Trustees has two female members. We also amended our declaration of trust to declassify our Board so that all of our trustees stand for election annually. Furthermore, each of our trustees and employees is subject to our Code of Business Conduct and Ethics, which we believe increases accountability and lowers governance risks.

On March 1, 2022, we announced that our Board had commenced a process to review a broad range of strategic alternatives to enhance shareholder value. In 2022, we sought and obtained shareholder approval for a proposed plan of sale of our assets and dissolution (the “Plan of Sale”) that would allow our Board to sell all of our assets, distribute the net proceeds to shareholders and dissolve the Company. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open minded to pursuing value maximizing alternatives, including a potential sale of the Company. We will consider these environmental, social responsibility and governance practices, to the extent applicable, in connection with our efforts to maximize the monetization of our assets under the Plan of Sale or otherwise.

Trustee Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each trustee. In making its independence determinations, the Board considers transactions, relationships and arrangements between Seritage and entities with which trustees are associated as executive officers or trustees or have significant financial interests. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a real estate company such as Seritage.

As a result of this review, the Board affirmatively determined that the following trustees meet the standards of independence under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

John T. McClain

Talya Nevo-Hacohen

Mitchell Sabshon

Allison L. Thrush

Mark Wilsmann

The Board has also determined that all members of the Audit Committee (“Audit Committee”) meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing rules. The Board has further determined that Allison L. Thrush and Mitchell Sabshon are financially literate, and that John T. McClain, the chair of the Audit Committee, is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board has also determined that the members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NYSE listing rules.

Risk Management

Consistent with our leadership structure, our Interim Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Investment Committee below and in the charters of these Board committees. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight and management of particular risks within the Company, including our Interim Chief Executive Officer, Interim Chief Financial Officer and our Chief Legal Officer and Corporate Secretary.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale, and/or other disposition of its securities by its trustees, officers, employees, and other covered persons. The Company believes this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to the Company. A copy of this policy has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Public Policy Matters

We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles, we have established policies and practices in our Code of Business Conduct and Ethics with respect to political contributions and other public policy matters.

We encourage our employees to be active in the political and civic life of their communities. Trustees, officers and employees acting in their individual capacities may not give the impression that they are speaking on our behalf or representing the Company in such activities. In addition, no trustee or employee is permitted to make, authorize or permit any unlawful contributions, expenditure or use of the Company’s funds or property for political purposes. Trustees and employees must not give anything of value to government officials if this could be interpreted as an attempt to curry favor on behalf of the Company.

THE BOARD OF TRUSTEES

Board Membership

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board as discussed in more detail below under “Nomination of Trustees.” Trustee nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of trustee nominees resides with the Board. The Board held four regular meetings and one special meeting during fiscal year 2024. All of the current trustees who served on the Board during 2024 attended at least 75% of the total meetings of the Board and each of the Board committees on which such trustee served during his or her respective tenure. In addition to the foregoing, during fiscal year 2024, the trustees from time to time held additional conference calls to discuss Company business relating to matters including updates on the Plan of Sale and executive compensation matters. Trustees are encouraged to attend, and all of our current trustees who served on the Board during 2024 attended, our 2024 annual meeting of shareholders.

Committees of the Board of Trustees

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NYSE listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2024.

	Audit	Compensation	Nominating and Corporate Governance	Investment
J. McClain	X*	X*
A. Metz(1)	X	X
T. Nevo-Hacohen		X		X*
M. Sabshon(2)			X*	X
A. Thrush	X		X
M. Wilsmann(3)			X	X
2024 Meetings	7	0(4)	2	0(5)

*	Committee chair
(1)	On March 26, 2025, in connection with his appointment as Interim Chief Executive Officer and President, Mr. Metz resigned as a member of the Audit Committee and Compensation Committee, effective April 11, 2025.
(2)	On March 26, 2025, the Board appointed Mr. Sabshon to the Audit Committee, effective April 11, 2025.
(3)	On March 26, 2025, the Board appointed Mr. Wilsmann to the Compensation Committee, effective April 11, 2025.
(4)	The Compensation Committee did not meet in 2024, however the Compensation Committee did address certain administrative matters by written correspondence in 2024. All executive compensation matters required to be addressed by the Compensation Committee for 2024 were addressed by the Compensation Committee in the fourth quarter of 2023.
(5)	The Investment Committee acted pursuant to unanimous written consents in 2024.

Each Board committee operates under a written charter. The principal functions of each committee are summarized below (charters for the Audit, Compensation and Nominating and Corporate Governance Committees may be viewed on our website at www.seritage.com under the “Investors - Governance Documents” heading or may be requested by writing to our Corporate Secretary at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary):

Audit Committee

●	Hires, subject to shareholder ratification at the annual meeting, the independent registered public accounting firm to perform the annual audit;
●	Is responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report and quarterly reviews;
●	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;
●	Reviews the quarterly reports prepared by the independent registered public accounting firm;
●	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;
●	Reviews financial reports, internal controls and risk exposures, including cybersecurity risk;
●	Reviews and approves all related-party transactions, as defined by applicable NYSE rules;
●	Reviews management’s plan for establishing and maintaining internal controls;
●	Assists Board oversight of the design and implementation of the Company’s internal audit function;
●	Discusses with the Company’s Chief Legal Officer matters that involve our compliance and ethics policies; and
●	Prepares the Audit Committee Report required by SEC rules to be included in our annual Proxy Statement.

Compensation Committee

●	Reviews recommendations for and approves the compensation of senior executive officers;
●	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;
●	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives; and

●	To the extent required, prepares the Compensation Committee Report pursuant to SEC rules to be included in our annual Proxy Statement, to the extent required.

Nominating and Corporate Governance Committee

●	Reports annually to the full Board with an assessment of the Board’s performance;
●	Recommends to the full Board the nominees for trustees;
●	Reviews and recommends to the Board the composition of Board committees and the committee chairperson;
●	Reviews recommended compensation arrangements for the Board; and
●	Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Investment Committee

●	Assists the Board in fulfilling its responsibility to oversee acquisitions, dispositions, development projects, financings and other similar investments by the Company;
●	Assists the Company’s executive officers and management in evaluating and formulating proposed investments;
●	Reviews and assesses proposed investments in light of the Company’s strategic goals and objectives; and
●	Has the authority to approve certain transactions and presents and recommends certain other transactions to the full Board for its approval.

Communications with the Board of Trustees

You may contact any trustee, any group of trustees or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Seritage Growth Properties Board of Trustees - c/o Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. Communications are distributed to the Board, a committee of the Board, or a Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, résumés and other job inquiries, surveys and business solicitations or advertisements.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, which may be viewed on our website at www.seritage.com under the “Investors - Governance Documents” heading, the Board believes that it is in the best interests of the Company to make such a determination at the time that it elects a new Chairman of the Board or Chief Executive Officer. The Board believes this determination should be based on the Company's best interests in light of the circumstances at the time. Adam Metz is the Interim Chief Executive Officer and President of the Company and, since June 2022, Mr. Metz has been the Chairman of the Board. As of April 2025, Mitchell Sabshon serves as Lead Independent Trustee of the Board. The Board believes it is important to maintain flexibility in the future as to the Board's leadership structure, but firmly supports maintaining a non-management trustee in a leadership role at all times, whether as non-executive Chairman or Lead Independent Trustee.

Nomination of Trustee Candidates

The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria that it uses for other candidates. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on trustee candidates from a variety of sources, including our current trustees. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by shareholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the candidate’s qualifications and independence and economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee will ensure, to the extent consistent with applicable legal requirements and the trustees’ duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Governance Committee undertake. While the Committee has the right to retain a third party to assist in the nomination process, the Committee did not do so in fiscal year 2024, and accordingly the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2024. Also, given where the Company is in its life cycle and in light of the Plan of Sale, we are not looking to add new Board members at this time.

Trustee nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our Company and our shareholders. The Committee believes that it is important to align the interests of the trustees with those of our shareholders, and therefore expects that each non-employee trustee will acquire, by the third anniversary of his or her election as a trustee, a number of Class A Shares with a cost at least equal to the annual retainer of each trustee in effect on the date when the trustee first becomes a member of the Board. The Corporate Governance Guidelines provide that the Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, trustees and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.

Any recommendation by our shareholders should include any supporting material the shareholder(s) considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our trustees if elected. The Nominating and Corporate Governance Committee also reserves the right to request such additional information as it deems appropriate. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. See section entitled “Communications with the Board of Trustees” for more information.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules and applicable NYSE rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Relationships with Transform Holdco LLC and Edward S. Lampert

On June 11, 2015, Sears Holdings Corporation (“Sears Holdings”) effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase common shares of beneficial interest of Seritage in order to fund, in part, Seritage’s $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground leased properties, and its 50% interests in three joint ventures that collectively owned 28 properties, ground leased one property and leased two properties (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and the Company’s Class A Shares were listed on the NYSE on July 6, 2015. On July 7, 2015, the Company completed the Transaction with Sears Holdings and commenced operations.

On October 15, 2018, Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On February 28, 2019, the Company and certain affiliates of Transform Holdco LLC, an affiliate of ESL Investments, Inc. (“Holdco” or the “Tenant”), executed a master lease with respect to 51 wholly-owned properties (the “Holdco Master Lease”), which became effective on March 12, 2019, when the Bankruptcy Court issued an order approving the rejection of the original master lease between the Company and

Sears Holdings (the “Original Master Lease”). The Holdco Master Lease was amended on June 3, 2020 (the “Holdco Master Lease Amendment”) and on December 2, 2020 (the “Holdco Master Lease Second Amendment”) each as further described below. As of December 31, 2022, the Company did not have any remaining properties leased to Holdco or Sears Holdings after giving effect to the termination of the remaining five Consolidated Properties, which were completed in March 2021.

Since the Transaction, the Company has operated as an independent public company. Our former Chairman, Edward S. Lampert, and entities affiliated with him, together as a group, currently beneficially own a significant portion of Holdco's outstanding common stock and approximately 24% of the Company's outstanding Class A Shares. For additional information, see the “Amount and Nature of Beneficial Ownership” section of this proxy statement. Mr. Lampert is the Chairman of the Board of each of the tenant entities that is a party to the Holdco Master Lease. Accordingly, Holdco is considered a related party.

Mr. Lampert entered into a Voting and Support Agreement with the Company, pursuant to which, on July 6, 2022, Mr. Lampert exchanged his entire equity interest in our operating partnership, Seritage Growth Properties, L.P., a Delaware limited partnership (the “OP”), for Class A Shares of Seritage in accordance with the terms of the partnership agreement of our OP. Accordingly, Seritage currently owns, directly and indirectly, the entire equity interest in the OP.

The following is a summary of the terms of the material agreements that we and the OP have entered into with ESL Investments, Inc., an affiliate of Mr. Lampert, and its affiliates (“ESL”) that remain in effect. The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.

Subscription, Distribution and Purchase and Sale Agreement

Through the subscription, distribution and purchase and sale agreement (the “Subscription, Distribution and Purchase and Sale Agreement”), Sears Holdings subscribed for rights to acquire Class A Shares of Seritage and distributed such subscription rights to its stockholders. The Subscription, Distribution and Purchase and Sale Agreement also provided for the sale of properties and joint venture interests (both directly and indirectly) to the OP for an aggregate purchase price of approximately $2.7 billion. The Subscription, Distribution and Purchase and Sale Agreement allocated responsibility for liabilities relating to the acquired properties between Seritage and Sears Holdings subject to the provisions of the Original Master Lease. It also contains indemnification obligations between Seritage and Sears Holdings.

Registration Rights Agreement with ESL

We entered into a registration rights agreement with ESL (the “Registration Rights Agreement”), dated July 7, 2015. The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. We are required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, related prospectus, preliminary prospectus or free writing prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent based upon information furnished in writing by ESL specifically for use therein.

In connection with the receipt of a demand notice pursuant to the Registration Rights Agreement, we filed a registration statement on Form S-3 with the SEC on November 30, 2021 to register the offering and resale of 16,428,149 of our Class A Shares by ESL.

Our Relationship with Winthrop Capital Advisors, LLC and John Garilli

On January 7, 2022, we announced that John Garilli had been appointed Interim Chief Financial Officer on a full-time basis, effective January 14, 2022. Mr. Garilli has been a member of Winthrop Capital Advisors, LLC and its affiliates (“Winthrop”) since 1995, currently serving as President and Chief Operating Officer. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from

2006 to 2012 and served as Winthrop Realty Trust's Chief Financial Officer from 2012 until 2016. We and Winthrop are parties to an existing agreement, pursuant to which Winthrop provides us with comprehensive property management services and property accounting support as well as the services of Mr. Garilli and other Winthrop executives. In exchange for these services, in 2025 we expect to pay Winthrop a fee equal to $108,333 per month, plus reimbursement for the salaries, bonuses and benefits for certain employees of Winthrop, other than Mr. Garilli and other Winthrop executives, who devote time to us.

ITEM 1. ELECTION OF TRUSTEES

Item 1 is the election of six trustee nominees to our Board. If elected, the six nominees will serve until the 2026 annual meeting of shareholders and until their successors are duly elected and qualify. The proxies will vote FOR the election of all of the nominees listed below, unless otherwise instructed. All trustees will continue in office until the expiration of their terms at the 2026 annual meeting of shareholders and until their successors are duly elected and qualify.

The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualifies. Cumulative voting is not permitted.

The number of trustees constituting the entire Board is currently fixed at six. The trustees are elected at each annual meeting of shareholders to serve until the succeeding annual meeting of shareholders and until their respective successors have been duly elected and qualify.

The Board expects each nominee to be available for election. If any nominee should become unavailable to serve as a trustee for any reason prior to the Annual Meeting, the proxies may vote for another person nominated by the Board, or the Board may reduce the number of trustees to be elected at the Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE SIX NOMINEES FOR TRUSTEE.

The biographies of each of the nominees below contain information regarding the nominee’s service as a trustee, business experience, trustee or director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a trustee for the Company.

The Board has nominated the following trustees for re-election as trustees for one-year terms expiring at the 2025 annual meeting of shareholders:

John T. McClain
Trustee since 2015

John T. McClain, age 64, currently serves as the Chief Financial Officer of Iconix Brand Group, a brand management company. Previously, Mr. McClain served as the Chief Financial Officer of Lindblad Expeditions Holdings, Inc., an expedition travel company. Mr. McClain also served as the Chief Financial Officer of the Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until its sale to Sycamore Partners in April 2014. From April 2014 to September 2014, Mr. McClain served as a Senior Advisor to Sycamore Partners. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc., formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain also serves on the Board of Directors of Lands’ End, Inc., where he is chair of the Audit Committee, and previously served on the Board of Directors of Cherokee Global Brands Inc., where he was the chair of the Audit Committee and on the Board of Directors of Nine West Group Inc. Mr. McClain has over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors, which qualifies him to serve as a trustee of the Company.

Adam Metz

Trustee since 2022

Adam Metz, age 63, currently serves as a non-executive director of Hammerson plc, a United Kingdom-based real estate investment trust, since July 2019, and six business development companies advised by MS Capital Partners Adviser Inc., a wholly owned subsidiary of Morgan Stanley, including Morgan Stanley Direct Lending Fund, a publicly traded business development company, since 2019. Mr. Metz served as a Managing Director and head of International Real Estate at Carlyle Group from September 2013 to April 2018. Prior to Carlyle Group, Mr. Metz was Senior Advisor to TPG Capital's Real Estate Group. Previously, Mr. Metz served as Chief Executive Officer of General Growth Properties (“GGP”), where he led GGP through its restructuring and emergence from bankruptcy. Before joining GGP, Mr. Metz was co-founding partner of Polaris Capital LLC, which partnered with the Blackstone Group on the ownership of a portfolio of retail real estate assets throughout the United States. Mr. Metz has also held positions at Rodamco, Urban Shopping Centers, JMB Realty and The First National Bank of Chicago. Mr. Metz’s previous experience serving as an independent director on numerous boards including, Forest City, Parkway Properties and Howard Hughes Corporation, well qualifies him to serve as a trustee of the Company.

Talya Nevo-Hacohen
Trustee since 2022

Talya Nevo-Hacohen, 65, has served as EVP, Chief Investment Officer and Treasurer of Sabra Health Care REIT, Inc. since 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. Previously, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President-Capital Markets and Treasurer for Healthpeak Properties, Inc. (“Healthpeak”)(formerly HCP, Inc.), a healthcare REIT. Prior to her time with Healthpeak, Ms. Nevo-Hacohen spent 10 years with Goldman, Sachs & Co. (“Goldman Sachs”) where she was a Vice President in the investment banking and finance, operations and administration divisions. Prior to her affiliation with Goldman Sachs, she practiced architecture and was associated with several architectural firms in New York. Ms. Nevo-Hacohen is the President of the Board of Trustees of South Coast Repertory, and also serves on the Board of Advisors of Yale University’s Jackson School of Global Affairs. Ms. Nevo-Hacohen serves as Chairman of the Board of U.S. Friends of Dror Israel, is a member of the Advisory Board of Znest, and also serves as a member of the Board of Spike’s K9 Fund. Ms. Nevo-Hacohen's experience advising REITs and finance well qualifies her to serve as a trustee of the Company.

Mitchell Sabshon

Trustee since 2022

Mr. Sabshon, 73, has served as Managing Member of Emperus Strategic Advisors, LLC, a privately held financial services consulting firm, since 2024. He previously served as Chief Executive Officer of Inland InPoint Advisor, LLC, a privately-held advisor that manages InPoint Commercial Real Estate Income, Inc., from 2016 to 2024, Chief Executive Officer and Director of MH Ventures Fund II, Inc., a privately held manufactured housing community REIT from 2021 to 2024, Chairman and Director of Inland Private Capital Corporation from 2016 to 2024, Chief Executive Officer and Director of Inland Real Estate Income Trust, Inc., a publicly registered, non-listed multi-tenant retail REIT from 2014 to 2024, Chief Executive Officer and Director of Inland Real Estate Investment Corporation from 2013 to 2024 and Chairman, Chief Executive Officer and Director of InPoint Commercial Real Estate Income, Inc., a public company, from 2016 to 2024. Before that, he spent almost 10 years at Goldman, Sachs & Co. in various leadership roles, including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher & Flom LLP in New York. Mr. Sabshon's executive experience in real estate well qualifies him to serve as a trustee of the Company.

Allison L. Thrush
Trustee since 2019

Allison L. Thrush, 61, previously served as a managing director of Fortress Investment Group LLC, where she was responsible for capital formation and investor relations for the firm's private equity business. Her responsibilities included fund structuring, fundraising, and negotiation of the firm's private equity investment partnerships, investor relations and client services, oversight of various advisory boards, and special projects relating to matters such as restructurings, recapitalizations and IPOs. Prior to joining Fortress in 2001, Ms. Thrush directed a portfolio of opportunistic real estate and private equity investments for the New York State Common Retirement Fund. Prior to that, she worked for the New York State Urban Development Corporation and Coopers & Lybrand, now PricewaterhouseCoopers. Ms. Thrush’s experience in business, investment and real estate qualify her to serve as a trustee of the Company.

Mark Wilsmann

Trustee since 2022

Mr. Wilsmann, 65, spent 31 years in real estate with MetLife Investment Management (“Met Life”), including roles in asset management, acquisitions, mortgage lending, portfolio management, regional operations, and merger integration. He most recently served at Met Life as Managing Director and Head of Equity Investments. He assumed this role in 2012 to help build MetLife's $32 billion direct property investment platform, investing on behalf of the MetLife General Account as well as institutional investors including public and private pension funds, sovereign wealth funds, and insurance companies, via co-mingled funds and managed accounts. He also oversaw more than $7 billion in ground up-development investments in apartments, industrial, office, retail, life sciences, data centers, and hotels. Between 2003 and 2012, Mr. Wilsmann led MetLife's commercial mortgage lending business, directing product design, pricing, and origination activities and chairing the investment committee. Mr. Wilsmann's experience in asset management and mortgage lending well qualify him to serve as a trustee of the Company.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Trustees and Management

The following table sets forth information with respect to the beneficial ownership of our Class A Shares, Class B Shares and class C common shares of beneficial interest, par value $0.01 per share (“Class C Shares”), as of April 25, 2025 by:

●	each of our trustees;
●	each named executive officer (as defined under “Summary Compensation Table”); and
●	all of our trustees and executive officers as a group.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent(3)	Number of Shares Beneficially Owned	Number of Shares Beneficially Percent	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent	% of Total Voting Power(4)
Andrea L. Olshan(5)	192,367	*	-	-	-	-	*
John Garilli	-		-	-	-	-
Matthew Fernand	66,029	*	-	-	-	-	*
Eric Dinenberg	44,321	*	-	-	-	-	*
John T. McClain	2,600	*	-	-	-	-	*
Adam Metz	-		-	-	-	-
Talya Nevo-Hacohen	-		-	-	-	-
Mitchell Sabshon	-		-	-	-	-
Allison L. Thrush	5,450	*	-	-	-	-	*
Mark Wilsmann	-	*	-	-	-	-
All trustees, named executive officers, other executive officers as a group (10 persons)	310,767	*	-	-	-	-	*

* Less than 1%

(1)	The address of each beneficial owner is c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110.
(2)	Ownership includes shares in which the trustee or executive officer may be deemed to have a beneficial interest. Unless otherwise indicated, the trustees and executive officers listed in the table have sole voting and investment power with respect to the shares listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	“Percent of Class” for each named person was calculated by using the disclosed number of shares beneficially owned as the numerator and 56,324,607, the number of our Class A Shares outstanding as of April 25, 2025 (plus for each named person, the number of shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.
(4)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned Class A Shares as the numerator and 56,324,607, the number of shares of our Class A Shares outstanding as of April 25, 2025 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares or Class C were outstanding as of April 25, 2025.
(5)	Ms. Olshan served as our Chief Executive Officer and President during fiscal year 2024.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our shares of beneficial interest by persons known by us to beneficially own 5% or more of our outstanding common shares as of April 25, 2025.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent(2)	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent	% of Total Voting Power(3)
Edward S. Lampert(4)	13,484,162	24.0%	-	-	-	-	24.0%
Hotchkis and Wiley Capital Management(5)	4,839,080	8.6%	-	-	-	-	8.6%
The Vanguard Group and related entities(6)	3,548,668	6.3%	-	-	-	-	6.3%

(1)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(2)	“Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,324,607, the number of our Class A Shares outstanding as of April 25, 2025 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.
(3)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,324,607, the number of shares of our Class A Shares outstanding as of April 25, 2025 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares were outstanding as of April 25, 2025.
(4)	Beneficial ownership is based on ownership as set forth in the Schedule 13D filed by Edward S. Lampert with the SEC on February 26, 2024 and ownership as set forth in the Form 4 filed by Edward S. Lampert with the SEC April 3, 2024. The address for Edward S. Lampert is 1170 Kane Concourse, Suite 200 Bay Harbor Islands, Florida 33154.
(5)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 13, 2024. The address for Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017.
(6)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

EXECUTIVE OFFICERS

The following table sets forth information regarding the individuals who serve as executive officers of Seritage, together with their biographical information.

Name	Age	Position
Adam Metz	63	Chairman and Interim Chief Executive Officer and President
John Garilli	60	Interim Chief Financial Officer
Eric Dinenberg	42	Chief Operating Officer
Matthew Fernand	48	Chief Legal Officer and Corporate Secretary

Please see the Section titled “Election of Trustees” for the background for Adam Metz.

John Garilli serves as the Interim Chief Financial Officer of Seritage. Mr. Garilli has been a member of Winthrop Capital Advisors LLC and its affiliates since 1995, currently serving as President and COO. Mr. Garilli currently serves as a Trustee of LUB Liquidating Trust, since May 2022. Prior to this, he served as Interim President and CEO of its predecessor, Luby's, Inc., a national restaurant company operating the Luby's Cafeterias and Fuddruckers brands, from January 2021 to May 2022. Mr. Garilli has served as CEO, President, CFO, Treasurer, and Secretary of New York REIT Liquidating LLC since November 2018. Prior to this, he served as the CEO of its predecessor, New York REIT, Inc. (“NYRT”), a NYSE-listed real estate investment trust, from July 2018 to November 2018, and as CFO, Secretary, and Treasurer of NYRT beginning in 2017. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from 2006 to 2012 and served as Winthrop Realty Trust's CFO from 2012 until 2016.

Matthew Fernand serves as the Chief Legal Officer and Corporate Secretary of Seritage and is responsible for overseeing all legal compliance, litigation and transactional matters and human resources. Prior to joining Seritage, Mr. Fernand was a partner in Sidley Austin LLP's Real Estate Group, where he practiced from 2005 to 2015 and focused on the financing, development acquisition and disposition, and leasing of commercial properties and the formation of real estate joint ventures and partnerships.

Eric Dinenberg serves as the Chief Operating Officer, a position he has held since December 2021. Prior to that, Mr. Dinenberg served as the Company's Executive Vice President of Development & Construction from April 2021 to December 2021, and as the Company's Senior Vice President of Mixed Use and Premier Properties since 2019. Prior to joining Seritage, Mr. Dinenberg served as Senior Vice President of Development at Brookfield Properties, overseeing all aspects of development and construction, new investments, and day-to-day operations. Preceding Brookfield, Mr. Dinenberg led Development and Operations efforts at Rouse Properties and Vornado Realty Trust.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

As a smaller reporting company, the Company has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended. For 2024, those rules require compensation disclosure only for the Company’s principal executive officer and its next two most highly compensated executive officers.

The tabular disclosure and discussion that follow describe the Company’s executive compensation program during the fiscal years ended December 31, 2024, and December 31, 2023, with respect to the Company’s named executive officers: Andrea L. Olshan, the Company’s Former Chief Executive Officer and President; Matthew E. Fernand, the Company’s Chief Legal Officer and Secretary; and Eric Dinenberg, the Company’s Chief Operating Officer (collectively, the “named executive officers” or “NEOs”).

On March 28, 2025, the Company announced that the Board and Ms. Olshan agreed that Ms. Olshan would step down as the Company’s Chief Executive Officer and President effective as of April 11, 2025 (the “Separation Date”). The Board appointed Adam Metz to serve as the Interim Chief Executive Officer and President of the Company as of the Separation Date. Following his appointment as Interim Chief Executive Officer and President, Mr. Metz resigned from the Compensation Committee.

Summary Compensation Table for the Fiscal Year ended December 31, 2024

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary	Bonus	All other compensation	Total
		($)	($)(1)	($)(2)	($)
Andrea L. Olshan	2024	1,038,462	4,136,667	4,615	5,179,744
Former Chief Executive Officer and President	2023	1,000,000	1,400,000	4,615	2,404,615
Matthew E. Fernand	2024	441,346	1,363,985	13,800	1,819,131
Chief Legal Officer and Corporate Secretary	2023	425,000	1,115,625	13,200	1,553,825
Eric Dinenberg	2024	415,385	1,283,750	13,800	1,712,935
Chief Operating Officer	2023	400,000	1,050,000	13,200	1,463,200

(1)	For Ms. Olshan, this represents (i) her 2024 annual bonus and (ii) annual long-term incentive awards that vested in 2024, for Mr. Fernand, this represents (i) his 2024 annual bonus, (ii) retention bonus payments, and (iii) annual long-term incentive awards that vested in 2024, and for Mr. Dinenberg, this represents (i) his 2024 annual bonus, (ii) retention bonus payments, and (iii) annual long-term incentive awards that vested in 2024. The preceding amounts are summarized in the table below:

Name	Annual Bonus ($)	Retention Bonuses ($)	Vested Annual Long-Term Incentive Awards ($)(a)	Total ($)
Andrea L. Olshan	1,470,000	-	2,666,667	4,136,667
Matthew E. Fernand	334,688	816,797	212,500	1,363,985
Eric Dinenberg	315,000	768,750	200,000	1,283,750

(a)	Represents total amount of the NEO’s annual long-term incentive awards granted in 2023 and 2024 that vested in 2024, which, as of December 31, 2024, included the individual long-term incentive award amounts summarized in the table below (each of which has been rounded to the nearest whole number for purposes of this table):

Name	Grant Date	Total LTI Award (each vests in three installments) ($)	Vesting Dates	2024 Vested Installments ($)	Unvested Future Installments ($)
Andrea L. Olshan	3/15/2023	2,000,000	3/15/2024	666,667	-
			12/31/2024	666,667	-
			12/31/2025	-	666,667
	3/15/2024	2,000,000	3/15/2024	666,667	-
			12/31/2024	666,667	-
			12/31/2025	-	666,667
Matthew E. Fernand	3/15/2023	318,750	3/15/2024	106,250
			3/15/2025	-	106,250
			3/15/2026	-	106,250
	3/15/2024	318,750	3/15/2024	106,250
			3/15/2025	-	106,250
			3/15/2026	-	106,250
Eric Dinenberg	3/15/2023	300,000	3/15/2024	100,000
			3/15/2025	-	100,000
			3/15/2026	-	100,000
	3/15/2024	300,000	3/15/2024	100,000	-
			3/15/2025	-	100,000
			3/15/2026	-	100,000

In each case, the annual bonus, retention bonus, and annual long-term incentive awards were paid to each NEO, as applicable, in accordance with the terms of his or her employment agreement, as described under “Narrative Disclosure to Summary Compensation Table” below.

(2)	The amounts shown in this column for 2024 represent, in each NEO’s case, a matching contribution to the Company’s retirement plan.

Narrative Disclosure to Summary Compensation Table

Compensation Philosophy

The Compensation Committee believes that retaining certain employees, including our NEOs, is key to the Company’s success in executing the Plan of Sale and central to the Company’s ability to focus on maximizing value for shareholders throughout the process. In 2024, the Company continued to provide cash-based compensation packages to its executive team, based on certain compensation program adjustments and employment agreement amendments adopted in 2022 and 2023, including standard salary and annual bonus payments, a retention bonus program for certain executives, and cash-based long-term incentive awards. The Compensation Committee believes this cash-based and retention-focused approach is in the best interest of the Company at this time for three main reasons:

1.	To ensure that our key employees, including our NEOs, have the kind of certainty regarding their compensation that allows them to remain dedicated and incentivized to continue in their roles during the wind down of the Company pursuant to the Plan of Sale by providing compensation at a level that counterbalances potential opportunities where long-term advancement is a possibility;

2.	To limit the potential dilution of shareholder interests that would otherwise be caused by additional equity-based long-term incentive awards; and

3.	To provide compensation packages that (i) promote retention but are not dependent on setting a specific timeline for the completion of the Plan of Sale or determining other performance-based metrics that would be difficult to forecast or measure in the Plan of Sale context, and (ii) do not inadvertently create incentives for the executives that are inconsistent with shareholders’ interests during the Plan of Sale execution process.

The Compensation Committee’s determinations were made, and the compensation arrangements described below were entered into, with an understanding of the Company’s successes and challenges in executing its Plan of Sale and related strategic objectives, as well as general knowledge of market practices.

Base Salary

Under their employment agreements, each NEO’s annual base salary automatically increases by 5% each year during the NEO’s term of employment, beginning March 16, 2024. The annual base salaries for our NEOs for the compensation period beginning March 16, 2023, and ending March 15, 2024, were: $1,000,000, $425,000, and $400,000 for Ms. Olshan, Mr. Fernand and Mr. Dinenberg, respectively. The annual base salaries for our NEOs for the compensation period beginning March 16, 2024, and ending March 15, 2025, were: $1,050,000, $446,250, and $420,000 for Ms. Olshan, Mr. Fernand and Mr. Dinenberg, respectively.

Annual Bonus

Under their employment agreements, each NEO who is actively employed on the annual bonus payment date will receive an amount equal to the NEO’s target annual bonus, which automatically increases by 5% each year during the NEO’s term of employment beginning March 16, 2024. There are no performance metrics applicable to the annual bonus program. For the compensation period beginning March 16, 2023, the annual bonuses for Ms. Olshan, Mr. Fernand and Mr. Dinenberg were $1,400,000, $318,750, and $300,000, respectively. For the compensation period beginning March 16, 2024, the annual bonuses for Ms. Olshan, Mr. Fernand and Mr. Dinenberg were $1,470,000, $334,688, and $315,000, respectively.

Long-Term Incentives

Retention Bonus Program

Under their employment agreements, Messrs. Fernand and Dinenberg were granted retention bonus opportunities equal to $796,876 and $750,000, respectively, for the compensation period beginning March 16, 2023, and ending March 15, 2024, and $836,719 and $787,500, respectively, for the compensation period beginning March 16, 2024, and ending March 15, 2025. These awards were designed to retain the executives and motivate them to remain with the Company until the Plan of Sale process is complete by providing payments over a series of time-based milestones, subject to continued employment.

Each of Messrs. Fernand and Dinenberg will receive 25% of his retention bonus amount on each July 15th and November 15th and 50% of his retention bonus amount on March 15th, subject in each case to his continued active employment in good standing through the payment date.

Annual Long-Term Incentive Awards

In March 2022, the Compensation Committee determined that long-term incentive awards granted in 2023 and in subsequent years would be comprised of unvested cash awards, in lieu of further equity awards. The terms of these awards are set forth in each NEO’s employment agreement.

Under their employment agreements, the NEOs are entitled to receive unvested cash awards equal in value to what was their respective target equity award value, with each annual long-term incentive grant occurring on March 15th of the applicable year during their term of employment. The target long-term incentive award values in 2023 for Ms. Olshan, Mr. Fernand, and Mr. Dinenberg were $2,000,000, $318,750, and $300,000, respectively, and in 2024 for Ms. Olshan, Mr. Fernand, and Mr. Dinenberg were $2,000,000, $334,688, and $315,000, respectively.

Under her employment agreement, each unvested cash award granted to Ms. Olshan vests as to one-third of the award on the grant date, one-third of the award on December 31st of the calendar year in which the grant date occurs, and one-third of the award on December 31st of the calendar year immediately following the calendar year in which the grant date occurs, subject to her continued employment through each vesting date. In addition, pursuant to her employment agreement, the vesting schedule applicable to Ms. Olshan’s unvested cash award granted on March 15, 2023, was modified to provide for vesting as to one-third of the award on March 15, 2024, one-third of the award on December 31, 2024, and one-third of the award on December 31, 2025, subject to her continued employment through each vesting date.

Under their employment agreements, each unvested cash award granted to Messrs. Fernand and Dinenberg vests as to one-third of the award on the grant date, one-third of the award on the first anniversary of the grant date, and one-third of the award on the second anniversary of the grant date, subject to the continued employment of the executive through each vesting date.

Employee Benefit Programs

In 2024, our NEOs were eligible to participate in the tax-qualified 401(k) retirement plan sponsored by the Company, as well as other employee benefit plans, in the same manner as all other Company employees. Pursuant to the 401(k) plan, employees are eligible to contribute to an individual account on a tax-deferred basis. If an employee participates in the 401(k) plan, the Company makes a matching contribution to the employee’s 401(k) account in an amount of up to 100% of the first 3% of the employee’s eligible compensation and up to 50% of the next 2% of the employee’s eligible compensation (subject to applicable statutory limitations). Each of the NEOs contributed to the 401(k) plan and received a related matching contribution. In 2024, the matching contributions made to the accounts of Ms. Olshan, Mr. Fernand and Mr. Dinenberg were $4,615, $13,800, and $13,800, respectively. Participants are fully vested in both their own contribution and the matching contributions at all times. We did not provide our NEOs with any benefits or perquisites that are not provided to our employees generally.

Outstanding Equity Awards at Fiscal Year-End 2024

The following table sets forth the outstanding equity awards held by our NEOs on December 31, 2024.

	Stock Awards
Name	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested
	(#)		($)(1)
Andrea L. Olshan	58,945	(2)	242,853
Matthew E. Fernand	12,513	(2)	51,554
Eric Dinenberg	11,777	(2)	48,521

(1)	The market values of RSUs set forth in this table are calculated assuming a price of $4.12 per share, which was the closing market price of a Seritage common share on December 31, 2024, which was the last trading day of the year.
(2)	Represents the remaining unvested portion of annual time-based RSUs granted on March 15, 2022, which, in each case, vest in three substantially equal annual installments following the grant date, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described under the heading “Potential Payments Upon Termination or Change in Control” below).

As noted above under “Narrative Disclosure to Summary Compensation Table—Long-Term Incentives—Annual Long-Term Incentive Awards,” the Compensation Committee determined not to grant long-term incentive awards in the form of equity awards after March 2022. Instead, long-term incentive awards granted since then have been in the form of unvested cash awards. As a result, the table above does not include long-term incentive awards granted to our NEOs in recent years. For a summary of the long-term incentive awards granted to our NEOs since 2022 and vesting in 2024, please refer to the Summary Compensation Table and its footnotes.

Additional Narrative Disclosure

Each of the named executive officers is party to an agreement that provides for payments in connection with certain termination of employment events, as summarized below.

Separation Agreement with Andrea Olshan

On March 27, 2025, the Company and Ms. Olshan entered into a separation and release agreement setting out the terms of her separation from the Company, reflecting the severance payments and benefits due under her employment agreement upon a termination without cause or resignation for good reason prior to the occurrence of a change in control of the Company. Under the separation agreement, Ms. Olshan’s entitlement to the severance is subject to her execution and non-revocation of a general release of claims and her continued compliance with the terms of the separation agreement, including her continued compliance with the restrictive covenants set forth in her employment agreement. The severance payments and benefits payable pursuant to the terms of her separation agreement include, consistent with the terms of her employment agreement, (a) an amount equal to approximately $427,105, representing a pro-rata portion of Ms. Olshan’s annual cash bonus for 2025 (based on the number of days she worked in 2025 through the Separation Date, payable in March 2026 at the same time as annual cash bonuses are normally paid by the Company to its executives); (b) an amount equal to $6,615,000, payable in substantially equal installments in accordance with the Company’s regular payroll practice over a period of 24 months following the Separation Date (such period, the “Salary Continuation Period”); (c) during the Salary Continuation Period, continued

participation in all benefit plans and programs sponsored by the Company in accordance with the terms thereof (provided, that if Ms. Olshan elects continuation coverage pursuant the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then the Company will reimburse her for the cost of the COBRA continuation coverage in excess of the active employee rate until the earlier of (i) 18 months following the Separation Date, (ii) the date she begins participating in a new employer’s group health plan and (iii) the date she is otherwise no longer eligible for COBRA continuation coverage); (d) full vesting of her outstanding cash awards in the amount of approximately $2,666,667; and (e) 12 months of outplacement services.

Employment Agreement with Matthew Fernand

Upon a termination by Seritage without Cause (including due to death or Disability), a resignation by Mr. Fernand with Good Reason, or by Seritage through delivery of a Non-Renewal Notice (each as defined in his employment agreement), subject to the execution of an irrevocable general release of claims, Mr. Fernand is entitled to (a) lump sum payment of an amount equal to Mr. Fernand’s base salary for 12 months, his prorated annual bonus for the year of termination, and 12 months of subsidized COBRA coverage at the active employee rate; (b) lump sum payment of the unpaid portion of his retention bonuses scheduled to be paid during the current term of his employment agreement ending March 15, 2026; (c) lump sum payment of an amount equal to the annual base salary that would have been paid to him for the period beginning on the effective date of termination and ending on the expiration of the current term of his employment agreement ending March 15, 2026; (d) lump sum payment of an amount equal to the (i) sum of the target annual bonus amount plus the target equity award value that would have been paid or granted to him during the current term of his employment agreement ending March 15, 2026, or the applicable subsequent one-year renewal term thereafter, minus (ii) in the case of a termination on or prior to March 15, 2026, the total amount of the target bonus amounts and the target equity award value paid to him prior to the effective date of his termination for the same performance year(s); and (e) in the case of a termination by the Company without Cause that occurs after the Non-Renewal Notice is due (and such notice was not timely delivered) for the applicable term, and before the next term commences, lump sum payment of an additional amount equal to one-third of the sum of his annual base salary, target bonus amount, and target equity award value for the next compensation period.

Furthermore, in the event of such a termination, any unvested cash awards scheduled to be granted to Mr. Fernand during the applicable compensation period will become immediately granted, vested, and payable as of his termination; the unvested portion of his outstanding unvested cash awards will become vested and payable as of his termination date; and all of Mr. Fernand’s outstanding unvested equity awards will vest, effective as of the date of termination.

During his employment with Seritage and for 12 months thereafter, Mr. Fernand is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his employment agreement.

Employment Agreement with Eric Dinenberg

Upon a termination by Seritage without Cause (including due to death or Disability), a resignation by Mr. Dinenberg with Good Reason, or by Seritage through delivery of a Non-Renewal Notice (each as defined in his employment agreement), subject to the execution of an irrevocable general release of claims, and in addition to the above payments due upon termination without Cause or resignation with Good Reason, which will be payable in a single lump sum, Mr. Dinenberg is entitled to (a) lump sum payment of an amount equal to Mr. Dinenberg’s base salary for 12 months and his prorated annual bonus for the year of termination; (b) lump sum payment of the unpaid portion of his retention bonuses scheduled to be paid during the current term of his employment agreement ending March 15, 2026, as of the effective date of termination; (c) lump sum payment of an amount equal to the annual base salary that would have been paid to him for the period beginning on the effective date of termination and ending on the expiration of the current term of his employment agreement ending March 15, 2026; (d) lump sum payment of an amount equal to the sum of the target annual bonus amount plus the target equity award value that would have been paid or granted to him during the current term of his employment agreement ending March 15, 2026, or the applicable subsequent one-year renewal term thereafter; and (e) in the case of a termination by the Company without Cause that occurs after the Non-Renewal Notice is due (and such notice was not timely delivered) for the applicable term, and before the next term commences, lump sum payment of an additional amount equal to one-third of the sum of his annual base salary, target bonus amount, and target equity award value for the next compensation period.

Furthermore, in the event of such a termination, any unvested cash awards scheduled to be granted to Mr. Dinenberg during the applicable compensation period will become immediately granted, vested, and payable as of his termination; the unvested portion of his outstanding unvested cash awards will become vested and payable as of his termination date; and all of Mr. Dinenberg’s outstanding unvested equity awards will vest, effective as of the date of termination.

During his employment with Seritage and for 12 months thereafter, Mr. Dinenberg is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his employment agreement.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” or “CAP” and certain measures of the Company’s financial performance. The Compensation Committee did not consider the CAP measure below in making its compensation decisions for any of the years shown below. The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

Pay Versus Performance Table

The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation (calculated in the same manner as compensation is calculated for purposes of the Summary Compensation Table) for our principal executive officer (“PEO”) and, as an average, for our other named executive officers (“Non-PEO NEOs”), (ii) a measure of compensation referred to as “compensation actually paid” (calculated in accordance with Item 402(v) of Regulation S-K) for our PEO and, as an average, for our other Non-PEO NEOs, and (iii) certain financial performance measures, in each case, for our three most recently completed fiscal years. As discussed below under “Financial Performance Measures,” the Company did not use financial performance measures in 2024 to link CAP to the Company’s performance. As a result, the following table does not include an additional financial performance measure selected by the Company.

Year	Summary Compensation Table Total for Andrea L. Olshan ($)	Compensation Actually Paid to Andrea L. Olshan ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income (Loss) ($ in thousands)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)(4)	(f)(5)	(g)(6)
2024	5,179,744	4,841,189	1,766,033	1,670,608	31	(153,536)
2023	2,404,615	760,735	1,005,675	873,197	70	(154,911)
2022	4,464,584	3,509,293	772,206	701,980	89	(120,097)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Ms. Olshan for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Ms. Olshan for the corresponding year, as computed in accordance with Item 402(v) of Regulation S-K and as further described below. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Olshan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Olshan’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for Ms. Olshan ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($)(a)	Compensation Actually Paid to Ms. Olshan ($)
2024	5,179,744	-	(338,555)	4,841,189

(a)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid or accrued on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year- End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	-	(308,277)	-	(30,278)	-	-	(338,555)

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Matthew Fernand and Eric Dinenberg; (ii) for 2023, John Garilli, Matthew Fernand, and Eric Dinenberg; and (iii) for 2022, John Garilli, Matthew Fernand, Eric Dinenberg, and Amanda Lombard.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs specified in footnote 3, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the CAP, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($)(a)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2024	1,766,033	-	(95,425)	1,670,608

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year- End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Average Year- over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year- over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Prior Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Average Equity Award Adjustments ($)
2024	-	(63,518)	-	(31,907)	-	-	(95,425)
(5)	Represents our cumulative TSR calculated by dividing the sum of the cumulative amount of dividends for the measurement period (as defined in Item 402(v)(2)(iv) of Regulation S-K), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	The dollar amounts reported represent our net income (loss) attributable to our common shareholders, as reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the analysis below of the relationships between information presented in the Pay Versus Performance Table. The financial performance measures presented in the Pay Versus Performance Table are not used by the Company to make compensation decisions. Therefore, the information presented in the Pay Versus Performance Table and the outcomes of the analysis below are not reflective of our executive compensation program or philosophy.

Compensation Actually Paid and Cumulative TSR

In 2022, changes to the executive compensation program were instituted in connection with the Company’s announcement of its review of strategic alternatives. These changes included the elimination of new equity-based long-term incentive awards (that would have vested over three years) and provided, instead, grants of cash-based long-term incentive awards that vest in three installments. The change in the form of the long-term incentive awards also caused changes to occur in the method of reporting NEO compensation in the Summary Compensation Table and directly impacts the CAP calculations for the relevant years. Specifically, the values of the equity awards granted to each NEO in 2022 were reported, in the “Stock Awards” column of the Summary Compensation Table in 2022, in full, since that was the year of grant. The cash-based long-term incentive awards are reported in the “Bonus” column of the Summary Compensation Table on an as-vested basis. As a result, in 2023, no amount was reportable in connection with the cash-based long-term incentive awards and, in 2024, a portion of the 2023 long-term incentive awards and 2024 long-term incentive awards were reportable. This change impacted the reporting of Ms. Olshan’s compensation, in particular, because of the vesting dates that apply to her cash-based long-term incentive awards, which caused her 2023 CAP value to appear lower than it should and her 2024 CAP value to appear higher than it should. In reality, the compensation value that was granted to her was generally consistent year-over-year, after taking into account the 5% increase to her salary in 2024 under the terms of her employment agreement. Due to the changes to the executive compensation program to eliminate equity awards starting in 2022, as described above, there is generally no relationship between the NEOs’ CAP values for the reporting period as compared to the Company’s TSR for the same period.

Compensation Actually Paid and Net Income (Loss)

The Company does not use net income (loss) as a performance measure in its executive compensation program because it is neither a reliable indication of our Company’s performance nor an effective measure of long-term value creation for our Company. Therefore, even though the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to the Non-PEO NEOs was generally aligned with the Company’s net income (loss) over the three years presented in the Pay Versus Performance Table, we do not view our net income (loss) results as having a relationship to our executive compensation program.

Disclosure of Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options, stock appreciation rights or similar option-like equity instruments. Accordingly, we do not have a policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information.

COMPENSATION OF TRUSTEES

For 2024, non-employee trustees received the following annual cash retainers for their services:

●	an annual cash retainer of $150,000;
●	an additional annual cash retainer of $50,000 for service as Chairman of the Board of Trustees; and
●	an additional annual cash retainer of $15,000 for service as Chairperson of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or the Investment Committee.

The annual cash retainers described above are paid on a quarterly basis. All trustees are also reimbursed for out-of-pocket expenses incurred to attend meetings of the Board of Trustees and committees of the Board of Trustees. None of the trustees have been awarded equity compensation by the Company.

The following table reflects the portion of the annual cash retainers earned in 2024 by non-employee trustees who served on the Board of Trustees during 2024.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Adam Metz	200,000	200,000
John T. McClain	180,000	180,000
Talya Nevo-Hacohen	165,000	165,000
Mitchell Sabshon	165,000	165,000
Allison L. Thrush	150,000	150,000
Mark Wilsmann	150,000	150,000

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2025. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte as the independent registered public accounting firm of Seritage for 2025. If our shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

Advisory approval of this proposal requires the majority of the votes cast (i.e., voted “for”or “against”) in person or represented by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, during the fiscal years 2023 and 2024:

	January 1, 2024 to December 31, 2024	January 1, 2023 to December 31, 2023
Audit Fees (1)	$1,612,119	$1,995,031
Audit-Related Fees	$0	$0
Tax Fees	$297,629	$549,388
Other Fees (2)	$0	$0
Total	$1,909,748	$2,544,419

(1)	Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.
(2)	Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Audit Committee reviews and discusses with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent auditor’s independence. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings.

All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee of the Board of Trustees of Seritage Growth Properties (the “Company” or “our”) is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the New York Stock Exchange (the “NYSE”) listing rules. The Audit Committee Charter complies with the NYSE listing rules.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate.

Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2024, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

Audit Committee

John T. McClain, Chairman

Allison L. Thrush

Mitchell A. Sabshon

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, commonly referred to as a “say-on-pay vote.” At the 2023 annual meeting of shareholders, the shareholders indicated their preference that the Company conduct a say-on-pay vote every year. Our Board has adopted a policy that is consistent with this preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement. Compensation of the Company’s named executive officers is designed to enable the Company to retain talented and experienced executives to lead the Company successfully in the Plan of Sale, which was approved by the shareholders at the 2022 annual meeting.

The Board strongly endorses the Company's executive compensation program and compensation paid to our named executive officers and recommends that shareholders vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the compensation tables and narrative disclosure contained in this proxy statement for 2025 annual meeting of shareholders of the Company, is hereby approved.

Because the vote is advisory, it is not binding on our Board, the Compensation Committee, or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding our executive compensation program and arrangements.

Advisory approval of this proposal requires the majority of the votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be held at the 2026 annual meeting of shareholders.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

OTHER BUSINESS THAT MAY COME BEFORE THE MEETING

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.

2026 ANNUAL MEETING OF SHAREHOLDERS

Procedures for Submitting Shareholder Proposals

Any proposal of a shareholder intended to be included in our Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by us no later than December 31, 2025, unless the date of our 2026 Annual Meeting of Shareholders is more than 30 days before or after June 10, 2026, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals must be delivered to the Company at the following address: Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2026 Annual Meeting of Shareholders under the advance notice procedures and other requirements set forth in Section 12 of Article II of our current Bylaws, must notify us of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on December 31, 2025, nor earlier than December 1, 2025. However, in the event that the 2026 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from June 10, 2026, which is the first anniversary of the date of the Annual Meeting , notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting. A copy of our Bylaws may be obtained from our Corporate Secretary, who may be reached at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than our nominees for our 2026 Annual Meeting of Shareholders must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of trustees in support of trustee nominees other than the Company’s nominees, as required by Rule 14a-19(b) under the Exchange Act.

SOLICITATION OF PROXIES

The proxies are solicited by our Board. We will pay the cost to solicit proxies. Trustees and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Seritage Growth Properties are considered to be of the greatest importance by our management. Even if you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares by telephone, through the Internet or by mail.

By Order of the Board of Trustees

Matthew Fernand
Chief Legal Officer and Corporate Secretary

SERITAGE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SRG** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Trustees recommend a vote FOR all the nominees listed, and FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John T. McClain	☐	☐	☐	02 - Adam Metz	☐	☐	☐	03 - Talya Nevo-Hacohen	☐	☐	☐
04 - Mitchell Sabshon	☐	☐	☐	05 - Allison L. Thrush	☐	☐	☐	06 - Mark Wilsmann	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The 2025 Annual Meeting of Seritage Growth Properties Shareholders will be held on Tuesday, June 10, 2025, 10:00 a.m. Eastern Time, virtually via the Internet at www.meetnow.global/MWYH2DM

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Seritage Growth Properties

Proxy Solicited by Board of Trustees for Annual Meeting – June 10, 2025

John Garilli, Matthew Fernand, and Adam Metz, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Seritage Growth Properties to be held on June 10, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐